Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related prospectus of Pattern Energy Group Inc. and to the incorporation by reference therein of our reports dated March 1, 2017 relating to the financial statements of South Kent LP, Grand Renewable Wind LP and SP Armow Wind Ontario LP.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

August 14, 2017

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.